Exhibit 99.1

Microsoft Cloud Strength Drives First Quarter Results

REDMOND, Wash. — October 23, 2019 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2019, as compared to the corresponding period of last fiscal year:

•	Revenue was $33.1 billion and increased 14%
•	Operating income was $12.7 billion and increased 27%
•	Net income was $10.7 billion and increased 21%
•	Diluted earnings per share was $1.38 and increased 21%

“The world’s leading companies are choosing our cloud to build their digital capability,” said Satya Nadella, chief executive officer of Microsoft. “We are accelerating our innovation across the entire tech stack to deliver new value for customers and investing in large and growing markets with expansive opportunity.”

Microsoft returned $7.9 billion to shareholders in the form of dividends and share repurchases in the first quarter of fiscal year 2020, an increase of 28% compared to the first quarter of fiscal year 2019.

“It was a strong start to the fiscal year with our commercial cloud generating $11.6 billion in revenue for the quarter, up 36% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

Revenue in Productivity and Business Processes was $11.1 billion and increased 13% (up 15% in constant currency), with the following business highlights:

•	Office Commercial products and cloud services revenue increased 13% (up 15% in constant currency) driven by Office 365 Commercial revenue growth of 25% (up 28% in constant currency)
•	Office Consumer products and cloud services revenue increased 5% (up 6% in constant currency) with continued growth in Office 365 Consumer subscribers to 35.6 million
•	LinkedIn revenue increased 25% (up 26% in constant currency)
•	Dynamics products and cloud services revenue increased 14% (up 16% in constant currency) driven by Dynamics 365 revenue growth of 41% (up 44% in constant currency)

Revenue in Intelligent Cloud was $10.8 billion and increased 27% (up 29% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 30% (up 33% in constant currency) driven by Azure revenue growth of 59% (up 63% in constant currency)
•	Enterprise Services revenue increased 7% (up 8% in constant currency)

Revenue in More Personal Computing was $11.1 billion and increased 4% (up 5% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 9% (up 9% in constant currency)

•	Windows Commercial products and cloud services revenue increased 26% (up 29% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 11% (up 13% in constant currency)
•	Xbox content and services revenue was relatively unchanged (up 1% in constant currency)
•	Surface revenue decreased 4% (down 2% in constant currency)

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Keith Dolliver, deputy general counsel, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 23, 2020.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP).

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2018 As Reported	$29,084	$9,955	$8,824	$1.14
2019 As Reported	$33,055	$12,686	$10,678	$1.38
Percentage Change Y/Y	14%	27%	21%	21%
Constant Currency Impact	$(507)	$(409)	$(375)	$(0.05)
Percentage Change Y/Y Constant Currency	15%	32%	25%	25%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2018 As Reported	$9,771	$8,567	$10,746
2019 As Reported	$11,077	$10,845	$11,133
Percentage Change Y/Y	13%	27%	4%
Constant Currency Impact	$(196)	$(200)	$(111)
Percentage Change Y/Y Constant Currency	15%	29%	5%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30, 2019
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office commercial products and cloud services	13%	2%	15%
Office 365 commercial	25%	3%	28%
Office consumer products and cloud services	5%	1%	6%
LinkedIn	25%	1%	26%
Dynamics products and cloud services	14%	2%	16%
Dynamics 365	41%	3%	44%
Server products and cloud services	30%	3%	33%
Azure	59%	4%	63%
Enterprise Services	7%	1%	8%
Windows OEM	9%	0%	9%
Windows commercial products and cloud services	26%	3%	29%
Search advertising excluding traffic acquisition costs	11%	2%	13%
Surface	(4)%	2%	(2)%
Xbox content and services	0%	1%	1%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm; and

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	claims against us that may result in adverse outcomes in legal disputes;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	additional tax liabilities;

•	damage to our reputation or our brands that may harm our business and operating results.

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions that may disrupt our business; and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of September 30, 2019. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2019	2018

Revenue:
Product	$15,768	$17,299
Service and other	17,287	11,785

Total revenue	33,055	29,084

Cost of revenue:
Product	3,305	3,649
Service and other	7,101	6,256

Total cost of revenue	10,406	9,905

Gross margin	22,649	19,179
Research and development	4,565	3,977
Sales and marketing	4,337	4,098
General and administrative	1,061	1,149

Operating income	12,686	9,955
Other income, net	0	266

Income before income taxes	12,686	10,221
Provision for income taxes	2,008	1,397

Net income	$10,678	$8,824

Earnings per share:
Basic	$1.40	$1.15
Diluted	$1.38	$1.14

Weighted average shares outstanding:
Basic	7,634	7,673
Diluted	7,710	7,766

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2019	2018

Net income	$10,678	$8,824

Other comprehensive income (loss), net of tax:
Net change related to derivatives	(2)	(45)
Net change related to investments	577	(261)
Translation adjustments and other	(296)	(55)

Other comprehensive income (loss)	279	(361)

Comprehensive income	$10,957	$8,463

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions) (Unaudited)

	September 30, 2019	June 30, 2019

Assets
Current assets:
Cash and cash equivalents	$13,117	$11,356
Short-term investments	123,519	122,463

Total cash, cash equivalents, and short-term investments	136,636	133,819
Accounts receivable, net of allowance for doubtful accounts of $303 and $411	19,087	29,524
Inventories	2,622	2,063
Other current assets	7,551	10,146

Total current assets	165,896	175,552
Property and equipment, net of accumulated depreciation of $36,971 and $35,330	38,409	36,477
Operating lease right-of-use assets	7,890	7,379
Equity investments	2,684	2,649
Goodwill	42,113	42,026
Intangible assets, net	7,508	7,750
Other long-term assets	14,455	14,723

Total assets	$278,955	$286,556

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,574	$9,382
Current portion of long-term debt	3,017	5,516
Accrued compensation	4,676	6,830
Short-term income taxes	3,440	5,665
Short-term unearned revenue	29,904	32,676
Other current liabilities	8,507	9,351

Total current liabilities	58,118	69,420
Long-term debt	66,478	66,662
Long-term income taxes	28,457	29,612
Long-term unearned revenue	4,122	4,530
Deferred income taxes	234	233
Operating lease liabilities	6,659	6,188
Other long-term liabilities	8,826	7,581

Total liabilities	172,894	184,226

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital — shares authorized 24,000; outstanding 7,634 and 7,643	78,882	78,520
Retained earnings	27,240	24,150
Accumulated other comprehensive loss	(61)	(340)

Total stockholders’ equity	106,061	102,330

Total liabilities and stockholders’ equity	$278,955	$286,556

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2019	2018

Operations

Net income	$10,678	$8,824

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,971	2,837

Stock-based compensation expense	1,262	1,107

Net recognized losses (gains) on investments and derivatives	11	(240)

Deferred income taxes	(177)	(247)

Changes in operating assets and liabilities:

Accounts receivable	10,090	9,194

Inventories	(561)	(956)

Other current assets	(438)	(677)

Other long-term assets	(333)	21

Accounts payable	(547)	(395)

Unearned revenue	(2,892)	(2,441)

Income taxes	(3,336)	(1,091)

Other current liabilities	(3,320)	(2,322)

Other long-term liabilities	410	43

Net cash from operations	13,818	13,657

Financing

Repayments of debt	(2,500)	0

Common stock issued	427	360

Common stock repurchased	(4,912)	(3,744)

Common stock cash dividends paid	(3,510)	(3,220)

Other, net	286	(780)

Net cash used in financing	(10,209)	(7,384)

Investing

Additions to property and equipment	(3,385)	(3,602)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(462)	(245)

Purchases of investments	(23,390)	(19,551)

Maturities of investments	19,082	5,214

Sales of investments	6,379	15,231

Net cash used in investing	(1,776)	(2,953)

Effect of foreign exchange rates on cash and cash equivalents	(72)	(129)

Net change in cash and cash equivalents	1,761	3,191

Cash and cash equivalents, beginning of period	11,356	11,946

Cash and cash equivalents, end of period	$13,117	$15,137

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended September 30,
	2019	2018

Revenue

Productivity and Business Processes	$11,077	$9,771

Intelligent Cloud	10,845	8,567
More Personal Computing	11,133	10,746

Total	$33,055	$29,084

Operating Income
Productivity and Business Processes	$4,782	$3,881
Intelligent Cloud	3,889	2,931
More Personal Computing	4,015	3,143

Total	$12,686	$9,955